Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 24, 2012, 2012 relating to the consolidated financial statements of Citrus Corp. and Subsidiaries which appears in El Paso Corporation’s Annual Report on Form 10-K for the year ended December 31, 2011.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Houston, Texas
February 24, 2012